UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2010

California Coastal Communities, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-17189	02-0426634
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

6 Executive Circle, Suite 250, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 250-7700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Item 7.01 Regulation FD Disclosure.

Company Notified by Nasdaq of Common Stock Delisting Effective April 27, 2010—Company Will Request Nasdaq Listings and Hearings Review Council to Allow Continued Listing

On April 9, 2010 the Nasdaq Hearings Panel informed the Company that its common stock will be delisted on April 27, 2010 due to its inability to emerge from the voluntary Chapter 11 proceedings to restructure its Brightwater credit facilities by April 26, 2010, unless the Company is successful in securing a review of the Panel’s decision by the Nasdaq Listings and Hearings Review Council and the Review Council overturns the Panel’s decision.  The Company intends to request that the Review Council allow the Company’s common stock to remain listed on Nasdaq until such time as it emerges from the Chapter 11 process; however, there can be no assurance that the Company’s efforts will be successful in that regard.

A copy of the press release announcing the Panel’s determination and the Company’s appeal to the Review Council is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release dated April 12, 2010

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2010	California Coastal Communities, Inc.

	By:	/s/ RAYMOND J. PACINI
Raymond J. Pacini
Chief Executive Officer